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                                                                 EXHIBIT T3E (3)

              INSTRUCTION LETTER TO BANKRUPTCY, REORGANIZATION AND
       PROXY STAFFS OF BROKERS, BANKS, TRUST COMPANIES AND OTHER NOMINEES

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                        BONDHOLDER COMMUNICATIONS GROUP
                            ------------------------

TO: BANKRUPTCY, REORGANIZATION AND PROXY STAFFS OF BROKERS, BANKS, TRUST COMPANIES AND OTHER NOMINEES

                   SOLICITATION OF VOTES WITH RESPECT TO THE
                  JOINT PREPACKAGED PLAN OF REORGANIZATION OF

                 CITYSCAPE FINANCIAL CORP. AND CITYSCAPE CORP.
                     RELATING TO THE FOLLOWING SECURITIES:

SECURITIES OF CITYSCAPE FINANCIAL CORP.           CUSIP NOS.           ISIN CODES        COLOR OF BALLOT
----------------------------------------------------------------------------------------------------------
  12 3/4% Series A Senior Notes Due 2004           178778AF3               N/A                PINK
----------------------------------------------------------------------------------------------------------
  6% Convertible Subordinated Debentures Due       178778AA4          XS0069181740            BLUE
     2006                                          178778AB2          XS0065725615
                                                   178778AC0
----------------------------------------------------------------------------------------------------------
  6% Series A Convertible Preferred Stock             N/A                  N/A                GREEN
----------------------------------------------------------------------------------------------------------
  6% Series B Convertible Preferred Stock             N/A                  N/A                CREAM

                      VOTING DEADLINE: SEPTEMBER 30, 1998

     Cityscape Financial Corp. and its wholly-owned subsidiary, Cityscape Corp. (collectively, "Cityscape"), are soliciting votes with respect to their joint prepackaged plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code, referred to, described in, and attached as an exhibit to the accompanying Solicitation and Disclosure Statement (WHITE) dated August 28, 1998 (the "Solicitation and Disclosure Statement").

                          RECORD DATE: AUGUST 28, 1998

     The Record Date for purposes of determining which holders of the above-referenced securities (the "Securities") are eligible to vote on the Plan is August 28, 1998. Only holders of the Securities in whose name such Securities were registered on the books of Cityscape or its authorized agent on the Record Date and persons who have obtained properly-completed proxies from such persons are eligible to cast votes on the Plan and to complete Master Ballots (YELLOW) relating to the Plan, subject to compliance with the procedures set forth below.

     Any holder of Securities who purchased such Securities or whose purchase of such Securities is registered after the Record Date who wishes to vote on the Plan must arrange with his or her seller to receive a proxy from the holder of record on such date, a form of which is included with the Ballot(s) for your convenience.

     ABSTENTIONS WILL NOT BE COUNTED AS VOTES FOR OR AGAINST THE PLAN.
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DISTRIBUTION OF MATERIALS TO BENEFICIAL OWNERS

     You should deliver the following materials to each beneficial owner of the
Securities:

     1. The Solicitation and Disclosure Statement (WHITE),

     2. Appropriate Ballot(s) for the beneficial owner's Securities (PINK, BLUE, GREEN or CREAM), and

     3. A form of letter that you may send to such beneficial owners (GREY).

     CITYSCAPE URGES YOU TO CONTACT SUCH BENEFICIAL OWNERS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE (THE "VOTING DEADLINE") AS PROVIDED IN THE SOLICITATION AND DISCLOSURE STATEMENT.

     If you are both the registered or record owner AND the beneficial owner of any of the Securities or if you have a proxy from a beneficial owner to vote for such beneficial owner and you wish to vote such Securities, you MUST return a Ballot directly to the Information Agent (as defined below).

BALLOTS RETURNED TO YOU BY BENEFICIAL OWNERS

     With regard to any Ballot(s) returned to you, you must:

     1. Retain such Ballot(s) in your files,

     2. Transfer the requested information from each such Ballot onto the accompanying Master Ballot (YELLOW), and

     3. Execute, fax and forward by express courier the original Master Ballot (YELLOW) to Bondholder Communications Group (the "Information Agent") at the following address:

                            BONDHOLDER COMMUNICATIONS GROUP
                              30 BROAD STREET, 46TH FLOOR
                               NEW YORK, NEW YORK 10004
                               TELEPHONE: (212) 809-2663
                               FACSIMILE: (212) 422-0790
                                 ATTENTION: JOHN FARR

        so that the original Master Ballot (YELLOW) is received by the Information Agent before the Voting Deadline.

     Cityscape requests that you retain in your files:

     1. All original Ballots received from the beneficial owners for which you complete a Master Ballot (YELLOW), and

     2. All late or incomplete Ballots, if any, received from the beneficial owners until Cityscape notifies you that the Bankruptcy Court has confirmed the Plan.

DELIVERY OF ORIGINAL DOCUMENTS REQUIRED (FACSIMILES ALONE INSUFFICIENT)

     To be counted for purposes of acceptance or rejection of the Plan, the original of the Ballot(s) or Master Ballot (YELLOW) (not merely a facsimile thereof) must be received by the Information Agent no later than the Voting Deadline. The party executing the Ballot should retain a copy of the Ballot.

INSTRUCTIONS REGARDING EXCHANGE OF SECURITIES

     If the Plan is confirmed, the Information Agent or the Disbursing Agent (as that term is defined in the Plan) will provide you with instructions and documents, if any, for effecting the exchange of the existing Securities for the new securities to be issued pursuant to the Plan promptly after the date of confirmation of the Plan.

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REIMBURSEMENT OF MAILING EXPENSES

     No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan. Cityscape will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to the beneficial owners of the Securities. Cityscape will also pay all transfer taxes, if any, applicable to your transfer and exchange of Securities pursuant to and following confirmation of the Plan. Such requests for reimbursement should be directed to the Information Agent at the address indicated above.

ADDITIONAL INFORMATION

     Requests for ADDITIONAL COPIES OF THE ENCLOSED MATERIALS and any inquiries you may have with respect to the solicitation should be addressed to the Information Agent as indicated above.

                                          Very truly yours,

                                          BONDHOLDER COMMUNICATIONS GROUP
                                          on behalf of CITYSCAPE

                                          By: Robert C. Apfel

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL AUTHORIZE YOU, OR ANY OTHER PERSON, TO ACT ON BEHALF OF, OR AS THE AGENT OF, CITYSCAPE, THE INFORMATION AGENT, OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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